EXHIBIT A

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Class A ordinary shares of Nano Labs Ltd is filed on behalf of each of us.

Dated: December 23, 2024

Longling Capital Ltd

By:	/s/ Wensheng Cai
	Name:	Wensheng Cai
	Title:	Director

/s/ Wensheng Cai
Name:	Wensheng Cai